As filed with the Securities and Exchange Commission on February 20, 2026

Registration No. 333-271969
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-271969

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PUBLIC SERVICE COMPANY
OF NEW MEXICO
(Exact name of registrant as specified in its charter)

New Mexico (State or other jurisdiction of incorporation or organization)	85-0019030 (I.R.S. Employer Identification Number)
414 Silver Ave. SW Albuquerque, New Mexico 87102-3289 (505) 241-2700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian G. Iverson, Esq.
Senior Vice President, General Counsel & Secretary
T, Inc.
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone: (505) 241-2898
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Leonard D. Sanchez, Esq.
Associate General Counsel
TXNM Energy, Inc.
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone: (505) 241-4941
Fax: (505) 241-2338
R. Mason Baylor, Jr., Esq.
David I. Meyers, Esq.
Troutman Pepper Locke LLP
1001 Haxall Point, 12th Floor
Richmond, Virginia 23219
Telephone: (804) 697-1202
Fax: (804) 698-5176
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
    Large accelerated filer ☐    Accelerated filer ☐
    Non-accelerated filer ☒    Smaller reporting company ☐
        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3, File No. 333-271969, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2023 (the “Registration Statement”), registering the offer and sale of up to an aggregate of $650,000,000 of senior unsecured notes (the “Securities”) of Public Service Company of New Mexico (the “Company”) and is being filed by the Company to deregister any and all Securities that remain unsold as of the date hereof.

The Company has terminated all offerings of the Securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post–effective amendment any securities registered under the Registration Statement which remain unsold at the termination of the offering, the Company hereby removes from registration any Securities registered under the Registration Statement which remained unsold as of the date hereof. After giving effect to this Post-Effective Amendment, there will be no remaining Securities registered by the Company pursuant to the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on February 20, 2026.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:	/s/ J.D. Tarry
J. D. Tarry
President and Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.
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